Calculation of Filing Fee Tables
Rule 424(i)
VanEck Merk Gold ETF
#	Data Element	Values
1.	Name of the issuer	VanEck Merk Gold ETF
2.	Business address of Issuer	240 GREENWICH STREET, 22W , NEW YORK , NY 10286
3.	Securities Act file number(s) of the registration statement(s) associated with the offering	333-274643
4.	If applicable, the date on which the issuer ceased operations or was deemed to cease operations, pursuant to Rule 456(d)(4)	NA
5.	Last day of the fiscal year for the issuer for which the prospectus is filed	01/31/2024
Calculation of Registration Fee:
6.	Name of the securities for which the prospectus is filed	VanEck Merk Gold Shares
7.	Aggregate sale price of securities sold during the fiscal year	$ 22,109,233.92
8.	Aggregate redemption or repurchase price of securities redeemed or repurchased during the fiscal year	$ 218,733.91
9.	Aggregate redemption or repurchase price of securities redeemed or repurchased during any prior fiscal year ending no earlier than August 1, 2021, that were not used previously to reduce registration fees payable to the Commission	$ 0.00
10.	Net sales amount	$ 21,890,500.01
11.	Amount of redemption credits available for use in future years to offset sales	$ 0.00
12.	Fee Rate (multiplier for determining registration fee)	0.0001531
13.	Registration fee due (exclusive of any interest due)	$ 3,351.44
14.	Fee Note
Fees Summary:
15.	Total Registration Fees (exclusive of any interest due)	$ 3,351.44
16.	Interest due pursuant to Rule 456(d)(5) if the prospectus is being filed more than 90 days after the end of the issuer's fiscal year	$ 161.14
17.	Total amount of registration fee due, including any interest due, if the prospectus is being filed more than 90 days after the end of the issuer's fiscal year	$ 3,512.58
18.	Total Fee Offsets	$ 5,706.15
19.	Net amount of registration fee due (including any interest due if the prospectus is being filed more than 90 days after the end of the issuer's fiscal year) after offsets	$ 0.00

457(p) Fee Offset Claims

18.a Name of the registrant that filed the earlier registration statement from which the filing fee is offset	18.b File Number of the earlier registration statement from which the filing fee is offset	18.c Initial filing date of the earlier registration statement	18.d Amount of the previously paid filing fee to be offset against the currently due filing fee	18.e Amount of unsold Securities Associated with Fee Offset Claimed	18.f Amount of unsold Aggregate Offering Amount Associated with Fee Offset Claimed
VanEck Merk Gold ETF	333-180868	04/20/2012	$ 5,706.15	3,811,803
18.g Statement that the registrant has: (i) Withdrawn the prior registration statement; or (ii) Terminated or completed any offering that included the unsold securities associated with the claimed offset under the prior registration statement	Registration Statement (Form S-3/A) No. 333-274643 filed on November 22, 2023 registered an indeterminate number of the securities as may from time to time be sold at indeterminate prices. In accordance with Rules 456(d) and 457(u), the registrant deferred payment of all of the registration fee and will pay the registration fee subsequently on an net annual basis, except $5,706.15 of unutilized fees relating to 3,811,803 shares of unsold securities that were previously registered under the automatically effective Registration Statement on Form S-3ASR (File No. 333-271895) filed on May 12, 2023 (the "Prior Registration Statement") that have not yet been issued and sold; such unutilized fees track back to amounts carried forward since the registrant's initial registration filing on Form S-1 (No 333-180868). The registrant has terminated or completed any offering that included the unsold securities associated with the claimed offset under the Prior Registration Statement and any prior registration statements referenced thereby. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fees may be applied to the filing fees payable pursuant to this Registration Statement, and the Prior Registration Statement and the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement.